UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) (d) On June 11, 2014, the Company’s Board of Directors authorized an increase in the number of directors which constitute the entire Board of Directors from five to seven. Also on June 11, 2014, Alan Gildenberg resigned as a member of the Board of Directors.

On June 11, 2014, the Board of Directors appointed William B. Yarmuth, age 62, Vincent J. Tyra, age 48, and Sean Garber, age 47, to fill the vacancies created.  The three new directors accepted their appointments effective June 15, 2014. Messrs. Yarmuth and Tyra will be compensated in accordance with the Company’s previously adopted non-employee director compensation schedule. Mr. Garber is compensated in accordance with a Management Services Agreement by and among the Company and Algar, Inc. dated as of December 1, 2013 (the “Algar Agreement”). Messrs. Yarmuth and Tyra were nominated as directors by Algar, Inc. pursuant to Algar’s rights under the Algar Agreement.  The Algar Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 2, 2013, and is incorporated herein by reference.

Mr. Yarmuth is Chairman and CEO of Almost Family, Inc., a Louisville, Kentucky-based provider of a range of Medicare-certified home health nursing services to patients in need of recuperative and other care.  Mr. Yarmuth has been a director of Almost Family since 1991, when the Company acquired National Health Industries, where Mr. Yarmuth was Chairman, President and Chief Executive Officer.

Mr. Tyra is President of ISCO Industries, a global, customized piping solutions provider based in Louisville, Kentucky.  Prior to his position at ISCO, Mr. Tyra was a Managing Partner at Southfield Capital, a private investment firm based in Greenwich, Connecticut.  Mr. Tyra continues to be an Operating Partner with Southfield Capital, serves on the firm’s investment committee and is a board member of various Southfield Capital portfolio companies.  Prior to Southfield Capital, Mr. Tyra was CEO of Broder Bros. Co., a wholesale distributor of imprintable activewear. Prior to joining Broder, Mr. Tyra served as President of Retail and Activewear at Fruit of the Loom.  Previous to Fruit of the Loom, Mr. Tyra was a principal investor and Executive Vice President of TSM, a Louisville, Kentucky-based wholesale distributor of activewear.

Mr. Garber has been the Company’s President since December 2013.  Mr. Garber is also President of Algar, Inc., a company specializing in the sale of new and used auto parts, as well as in automobile and metal recycling. Prior to joining Algar in 2005, Mr. Garber owned Riverside Mortgage, Inc., a residential mortgage brokerage company, which he sold in 2006.  Before Riverside Mortgage, Inc., Mr. Garber owned and operated CMJ Ventures, LLC, a trademarked and licensed apparel business.

Except as otherwise disclosed herein, there are no transactions between the Company and Messrs. Yarmuth, Tyra or Garber requiring disclosure under this Item 5.02.  The Board of Directors affirmatively determined that Messrs. Yarmuth and Tyra satisfy the criteria to be independent directors as set forth in Nasdaq Listing Rule 5605.  The board has not yet appointed any of Messrs. Yarmuth, Tyra or Garber to a committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	June 17, 2014	By:	/s/ Alan Schroering
Alan Schroering
Vice-President of Finance and Interim Chief Financial Officer